EXHIBIT 99.2

FOR IMMEDIATE RELEASE:


Media Contact:                                          Investor Contact:
-------------                                           -----------------
Michael Binko                                           Thomas D. Davis
Xybernaut Corporation                                   Xybernaut Corporation
(703) 631-6925                                          (703) 631-6925
mbinko@xybernaut.com                                    investorel@xybernaut.com


                 XYBERNAUT(R) REPORTS THIRD QUARTER 2003 RESULTS

              INCREASED REVENUES; RECORD CASH AND EQUITY BALANCES; SEVENTH CONSECUTIVE QUARTERLY DECLINE IN NET OPERATING EXPENSES

FAIRFAX, VA, NOVEMBER 13, 2003 -- Xybernaut Corporation (NASDAQ: XYBR) today announced that total revenue for the third quarter of 2003 (three months ended September 30) was $2.7 million, a 6% increase from the same period in 2002. These results represent the second highest levels of both U.S. revenues as well as worldwide consulting revenues in the Company's history.

Net operating expenses for the three months ended September 30, 2003 declined for the seventh consecutive quarter to $3.8 million. This represents a reduction of over 62% from the fourth quarter of 2001 and a 36% reduction from the third quarter of 2002.

The term "net operating expense" is discussed and reconciled in the "Non-GAAP Financial Measure" section of this press release.

At September 30, the Company had no long-term debt, record quarter-end cash of over $13 million and record stockholders' equity of over $17 million.

The net loss for the third quarter of 2003 decreased 41% to $4.7 million from the third quarter of 2002. The net loss per share also decreased to $0.03 per share from $0.10 per share in the prior year.

Thomas D. Davis, CFO, noted, "Our cash and stockholders equity balances are both at record levels, we have no long term debt and we have successfully cut costs for seven consecutive quarters. I continue to believe that we have the strongest financial position since our IPO."

"Perhaps one of the best measures of our success is our ability to replicate customer wins in strategic markets," stated Steven A. Newman, president of Xybernaut. "For example, since the Company's inception, we have secured hardware and services contracts in the transportation sector, alone, surpassing more than $10 million. This focused approach is also producing similar strong results in many other targeted industries. Our future has never looked brighter."

SUMMARY OF RESULTS

                             Three Months Ended      September 30,         Nine Months Ended       September 30,
                             2003                    2002                  2003                    2002
                             ----------------        ---------------       -------------           --------------
     Revenue                 $2,703,121              $2,545,327            $7,278,679              $7,368,711

     Net loss                ($4,674,239)            ($7,873,415)          ($13,309,583)           ($22,545,206)

     Net loss per share      ($0.03)                 ($0.10)               ($0.10)                 ($0.33)

     Weighted average
     shares outstanding      158,635,685             78,011,017            138,485,139             68,397,202


CONFERENCE CALL
Edward G. Newman, chairman and CEO; Steven A. Newman,  president and COO; Thomas
D. Davis, senior vice president and CFO; and Michael Binko, vice president will host a conference call starting at 8:30am Eastern Time today (November 13) to discuss the results. The conference call can be accessed via telephone by dialing toll free to 888-428-4479 from within the U.S. or 651-291-5254 from outside the U.S. and asking for the Xybernaut Corporation Third Quarter 2003 Financial Results conference call.

A re-broadcast of the call will be available from 12:00pm Eastern Time today (November 13) until 11:59pm Eastern Time on November 14 by dialing 800-475-6701 from within the U.S. or 320-365-3844 from outside the U.S. and entering the following Program Access Code - 705278.

NON-GAAP FINANCIAL MEASURE
The net operating expense balances discussed or presented in the Company's press releases, SEC filings, conference calls or other public disclosures reconcile to the amounts included on the Company's consolidated statements of operations as follows:

                                                   FOURTH QUARTER   FIRST QUARTER SECOND QUARTER   THIRD QUARTER
                                                      OF 2001          OF 2002        OF 2002         OF 2002
                                                    ------------    ------------   ------------    ------------
Total operating expenses                            $ 10,114,109    $  8,745,553   $  7,102,474    $  8,101,940
Restructuring charges                                       --              --         (155,234)       (361,227)
Charges for cancellation of a
     marketing and lease agreement                          --              --             --          (729,511)
(Reserve), and subsequent reversal,
     of note receivable                                     --              --             --        (1,015,575)
                                                    ------------    ------------   ------------    ------------
Net operating expenses                              $ 10,114,109    $  8,745,553   $  6,947,240    $  5,995,627
                                                    ============    ============   ============    ============
                                                    FOURTH QUARTER  FIRST QUARTER SECOND QUARTER  THIRD QUARTER
                                                       OF 2002         OF 2003       OF 2003         OF 2003
                                                    ------------    ------------   ------------    ------------
Total operating expenses                            $  4,092,317    $  4,184,179   $  3,937,453    $  3,809,716
Restructuring charges                                   (521,699)           --             --              --
Charges for cancellation of a
     marketing and lease agreement                      (127,500)           --             --              --
(Reserve), and subsequent reversal,
     of note receivable                                1,015,575            --             --              --
                                                    ------------    ------------   ------------    ------------
Net operating expenses                              $  4,458,693    $  4,184,179   $  3,937,453    $  3,809,716
                                                    ============    ============   ============    ============

The term "net operating expenses" represents a non-GAAP financial measure within the meaning of Securities and Exchange Commission (SEC) regulations. The Company's management uses net operating expenses in reviewing the results of its operations as well as in analyzing the impact of the various cost-saving initiatives it has implemented or plans to implement in the future. When used herein, net operating expenses represents total operating expenses as reported on the Company's consolidated statements of operations (as reported in accordance with U.S. GAAP) as adjusted for restructuring charges (as reported in accordance with U.S. GAAP) as well as certain other non-recurring transactions (that do not meet the criteria for recordation as restructuring charges).

Management believes that by reviewing net operating expenses, it is better able to focus on the Company's recurring operations than it would be if it reviewed total operating expenses, which include charges such as severance payments to terminated employees, charges related to reductions in facilities and other large charges related to non-recurring activities.

ABOUT XYBERNAUT
Xybernaut Corporation is the leading provider of wearable/mobile computing hardware, software and services, bringing communications and full-function computing power in a hands-free design to people when and where they need it. Headquartered in Fairfax, Virginia (U.S.), Xybernaut has offices and subsidiaries in Europe (Germany) and Asia (Japan).


Xybernaut, the Xybernaut logo and Mobile Assistant(R) V (MA(R) V) and Atigo(R) are trademarks or registered trademarks of Xybernaut Corporation in the USA and other countries. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

                                      # # #

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "plan," "confident that," "believe," "scheduled," "expect," or "intend to," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, the availability of components and successful production of the Company's products, general acceptance of the Company's products and technologies, competitive factors, timing, and other risks described in the Company's SEC reports and filings.